UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  December 19, 2007

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.     Other Events

Middlesex Water Company has announced that Tidewater Utilities, Inc., the company’s wholly-owned subsidiary in Delaware, has entered into an agreement to provide water service to the residents of the Town of Ocean View, Delaware, beginning in the first quarter of 2008, as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    December 19, 2007

MIDDLESEX WATER ANNOUNCES NEW WATER AND WASTEWATER
AGREEMENTS IN DELAWARE

ISELIN, NJ,(December 18, 2007)   Middlesex Water Company (NASDAQ Global Select Market: MSEX), has announced that Tidewater Utilities, Inc., the company’s wholly-owned subsidiary in Delaware, has entered into an agreement to provide water service to the residents of the Town of Ocean View, Delaware, beginning in the first quarter of 2008.
 In addition to providing service to the Town’s 670 residential and commercial service connections, Tidewater has also contracted with the Town to provide all billing, meter reading and water service maintenance functions.  To assist the Town of Ocean View in its desire to retain ownership of their newly-constructed distribution system, Tidewater transferred ownership of a franchise encompassing a portion of the community for $0.4 million. Tidewater is also serving as the source of water supply to the Town of Ocean View. The agreement further demonstrates Tidewater’s commitment to provide practical and cost-effective solutions to meet the needs of municipal and commercial clients.
Tidewater has also recently completed construction, and has begun operation of a wastewater treatment plant serving the residential community of Country Grove in Sussex County, DE. Tidewater is now providing service to 28 homes in the community and will serve nearly 200 wastewater customers as well as 200 water customers upon build-out of the additional homes planned in that community. Country Grove residents will be served by a new water plant being built by Tidewater.
 “We are pleased we were able to develop a solution for the Town of Ocean View that met the Town’s objectives in retaining ownership of their utility infrastructure, while allowing our company the opportunity to provide the residents with high quality water service,” said Dennis W. Doll, Middlesex Water President & CEO. “It is also very encouraging that in spite of the recent decline in housing starts on a national level, we continue to see reasonably strong interest for both water and wastewater services from developers and municipalities in the Mid-Atlantic States where we are concentrating our growth efforts,” added Doll.
About Middlesex Water Company
Middlesex Water Company, organized in 1897, provides regulated and unregulated water and wastewater utility services in New Jersey and Delaware through various subsidiary companies. For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.  For information about Tidewater Utilities, Inc., visit www.tuiwater.com

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs (732) 634-1500 Ext. 281
Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey  08830
www.middlesexwater.com